    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 2002

                                                    REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                   XICOR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ----------

      CALIFORNIA                                       94-2526781
------------------------                 ---------------------------------------
(STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                               1511 BUCKEYE DRIVE
                               MILPITAS, CA 95035
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                   ----------

                                   XICOR, INC.
               1990 INCENTIVE AND NON-INCENTIVE STOCK OPTION PLAN
                       1998 NONSTATUTORY STOCK OPTION PLAN
                            2000 DIRECTOR OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                   ----------

                               GERALDINE N. HENCH
                           VICE PRESIDENT, FINANCE AND
                               ADMINISTRATION AND
                             CHIEF FINANCIAL OFFICER

                                   XICOR, INC.
                               1511 BUCKEYE DRIVE
                               MILPITAS, CA 95035
                                 (408) 432-8888
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

                                   Copies to:

                              PAGE MAILLIARD, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                            PROPOSED           PROPOSED
                                                             MAXIMUM           MAXIMUM
       TITLE OF EACH CLASS               AMOUNT             OFFERING          AGGREGATE         AMOUNT OF
        OF SECURITIES TO                  TO BE               PRICE            OFFERING       REGISTRATION
          BE REGISTERED                REGISTERED           PER SHARE           PRICE              FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, without par
value:  Issued under Xicor, Inc.
1990 Incentive and Non-Incentive
Stock Option Plan, as
amended............................  750,000 shares(1)       $9.945(4)        $7,458,750.00        $686.21
-------------------------------------------------------------------------------------------------------------
Common Stock, without par value:
Issued under Xicor, Inc. 1998
Nonstatutory Stock Option Plan,
as amended......................... 1,500,000 shares(2)       $8.571(5)       $12,856,500.00      $1,182.80
-------------------------------------------------------------------------------------------------------------
Common Stock without par value:
Issued under Xicor, Inc. 2000
Director Option Plan, as
amended...........................   250,000 shares(3)       $9.945(4)        $2,486,250.00        $228.74
=============================================================================================================


(1) Pursuant to Rule 429 of the Securities Act of 1933, as amended (the "Securities Act"), the prospectus delivered to participants under the Registrant's 1990 Incentive and Non-Incentive Stock Option Plan, as amended (the "1990 Plan"), also relates to shares previously registered as follows:
     500,000 shares registered under Form S-8, Registration No. 33-39627; 500,000 shares registered under Form S-8, Registration No. 33-46687; 500,000 shares registered under Form S-8, Registration No. 33-81986; 1,700,000 shares registered under Form S-8, Registration No. 333-08597; 250,000 shares registered under Form S-8, Registration No. 333-83563; and 800,000 shares registered under Form S-8, Registration No. 333-54436.

(2) Pursuant to Rule 429 of the Securities Act, the prospectus delivered to participants under the Registrant's 1998 Nonstatutory Stock Option Plan (the "1998 Plan"), also relates to shares previously registered as follows:
     250,000 shares registered under Form S-8, Registration No. 333-83563; 1,000,000 shares registered under Form S-8, Registration No. 333-95589; and 2,000,000 shares registered under Form S-8, Registration No. 333-54436.

(3) Pursuant to Rule 429 of the Securities Act, the prospectus delivered to participants under the Registrant's 2000 Director Option Plan (the "2000 Plan"), also relates to shares previously registered as follows: 250,000 shares registered under Form S-8, Registration No. 333-54436.

(4) Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices per share of the Company's Common Stock as reported on the Nasdaq National Market System on January 22, 2002, which was $9.945 per share.

(5) Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices per share of the Company's Common Stock as reported on the Nasdaq National Market System on January 22, 2002, which was $9.945 per share, for a total of 1,107,842 shares not yet subject to outstanding options under the plan, and in part in accordance with Rule 457(h) for a total of 392,158 shares subject to outstanding options under the plan with a weighted exercise price of $4.69 per share. The proposed offering price is the weighted average of the foregoing estimates.

                                   XICOR, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.

        There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

(1) Xicor, Inc.'s (the "Company's") Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 1, 2001, July 1, 2001 and September 30, 2001. All reports were filed pursuant to Section 13 of the Exchange Act.

(3) The description of the Company's common stock contained in our registration statement on Form 8-A as filed pursuant to Section 12(g) of the Exchange Act of 1934 on April 28, 1981.

(4) The description of stock purchase rights associated with the Company's preferred stock contained in our registration statement on Form 8-A as filed pursuant to Section 12(g) of the Exchange Act of 1934 on October 19, 2001.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

        The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act. Article IX of the Registrant's Amended Bylaws provides (subject to certain limitations) for indemnification of agents of the Registrant, including officers and directors, who were or are parties to any action or proceeding against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with all threatened, pending or completed actions or proceedings, including civil, criminal, administrative, arbitration and investigative actions and proceedings, including any appeal thereof, that arise by reason of the fact that any such persons are or were agents of the Registrant.

        Article IV of the Registrant's Amended and Restated Articles of Incorporation provides for indemnification of directors and officers to the maximum extent permitted by California law. Pursuant to the authority provided by its Amended and Restated Articles of Incorporation, the Registrant has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Registrant, and providing for certain other protections.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number
------

  4.1 Xicor, Inc. 1998 Nonstatutory Stock Option Plan, as Amended and Restated, with form of Stock Option Agreement.

  4.2 Xicor, Inc. 1990 Incentive and Non-Incentive Stock Option Plan, as Amended and Restated, with forms of Stock Option Agreements.

  4.3 Xicor, Inc. 2000 Director Option Plan, as Amended and Restated, with forms of Stock Option Agreements.

  5.1 Opinion of Wilson Sonsini Goodrich & Rosati as to legality of securities being registered.

 23.1     Consent of Independent Accountants (PricewaterhouseCoopers LLP).

 23.2     Consent of Wilson Sonsini Goodrich & Rosati (Included in Exhibit 5.1).

 24.1     Power of Attorney (See page 5).

ITEM 9.  UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on January 22, 2002.

                                        XICOR, INC.

                                        By:  /s/ Louis DiNardo
                                           -----------------------------------
                                           President and Chief Executive Officer


                             POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis DiNardo and Geraldine N. Hench, each of them, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                TITLE                          DATE
               ---------                                -----                          ----
 /s/ J. Daniel McCranie                  Chairman of the Board                   January 22, 2002
-------------------------------------
          J. Daniel McCranie

 /s/ Louis DiNardo                       Director and President and Chief        January 22, 2002
-------------------------------------    Executive Officer (Principal
          Louis DiNardo                  Executive Officer)

 /s/ Geraldine N. Hench                  Vice President, Finance and             January 22, 2002
-------------------------------------    Administration and Chief Financial
          Geraldine N. Hench             Officer (Principal Financial
                                         Officer)

 /s/ Julius Blank                        Director                                January 22, 2002
-------------------------------------
          Julius Blank

 /s/ Andrew W. Elder                     Director                                January 22, 2002
-------------------------------------
          Andrew W. Elder

 /s/ Emmanuel Hernandez                  Director                                January 22, 2002
-------------------------------------
          Emmanuel Hernandez

 /s/ Geoffrey C. Winkler                 Director                                January 22, 2002
-------------------------------------
          Geoffrey C. Winkler

                                XICOR, INC.

                             INDEX TO EXHIBITS

Exhibit
Number                                 Description
------                                 -----------
  4.1     Xicor, Inc. 1998 Nonstatutory Stock Option Plan, as Amended and
          Restated, with form of Stock Option Agreement.

  4.2     Xicor, Inc. 1990 Incentive and Non-Incentive Stock Option Plan, as
          Amended and Restated, with forms of Stock Option Agreements.

  4.3 Xicor, Inc. 2000 Director Option Plan, as Amended and Restated, with forms of Stock Option Agreements.

  5.1 Opinion of Wilson Sonsini Goodrich & Rosati as to legality of securities being registered.

 23.1     Consent of Independent Accountants (PricewaterhouseCoopers LLP).

 23.2     Consent of Wilson Sonsini Goodrich & Rosati (Included in Exhibit 5.1).

 24.1     Power of Attorney (See page 5).